UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

IAC/InterActiveCorp
(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

¨ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement; Item 3.03 – Material Modification to Rights of Security Holders.

     On August 7, 2008, IAC/InterActiveCorp (“IAC”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”), executed a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of December 16, 2002 (the “Indenture”), pursuant to which IAC’s 7% Senior Notes due 2013 (the “7% Notes”) were issued, in order to effect certain amendments (the “Amendments”) to the Indenture. When effective pursuant to the terms of the Supplemental Indenture, the Amendments will eliminate substantially all of the restrictive covenants and certain events of default provisions, eliminate certain provisions relating to mergers and consolidations of and transfers of assets by IAC and make certain conforming and related changes to the Indenture and the 7% Notes. The description contained herein is not a complete description of the Supplemental Indenture and is qualified in its entirety by reference to the Supplemental Indenture, a copy which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Since January 2008, Doug Lebda has served as President and Chief Operating Officer of IAC, as well as Chairman and Chief Executive Officer of LendingTree, which consists of the businesses operating within IAC’s Lending and Real Estate reporting segments (“Tree.com”). Mr. Lebda’s employment agreement provides that he shall continue to serve as President and Chief Operating Officer of IAC on a transitional basis until the earlier of the spin-off of Tree.com by IAC or such date as is determined by IAC’s Chief Executive Officer. Given the recent effectiveness of Tree.com’s registration statement on Form S-1 and the related approval of the listing of Tree.com’s common stock on The Nasdaq Stock Market LLC, Mr. Lebda’s tenure as President and Chief Operating Officer on a transitional basis ceased on August 11, 2008.

Item 8.01 – Other Events.

     On August 11, 2008, IAC extended the expiration of its previously announced cash tender offer for any and all of its outstanding 7% Notes (the “Tender Offer”). IAC issued a press release announcing the extension, which appears in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     As previously announced, on July 17, 2008, IAC and its subsidiary Interval Acquisition Corp. ("Interval") entered into a Notes Exchange and Consent Agreement (the "Notes Exchange Agreement") with certain institutional holders (the "Noteholders") of the 7% Notes unaffiliated with IAC that hold in excess of a majority in aggregate principal amount of the outstanding 7% Notes. Under the Notes Exchange Agreement, subject to the terms and conditions of the Notes Exchange Agreement, IAC agreed to exchange (the "Exchange") $300 million in aggregate principal amount of new 9.5% senior unsecured notes due 2016 (the "Interval Senior Notes") to be issued by Interval to IAC for a portion of the 7% Notes held by certain of the Noteholders (the

“Exchanging Noteholders”). The Interval Senior Notes will be issued prior to the pending spinoff (the "Interval Spin-Off") from IAC of Interval Leisure Group, Inc., a wholly owned subsidiary of IAC that at the time of the Interval Spin-Off will be the parent of Interval, and will be exchanged with the Exchanging Noteholders immediately after the Interval Spin-Off. Additionally, in conjunction with the Exchange, IAC agreed in the Notes Exchange Agreement to amend the terms of the Tender Offer, as previously disclosed, so as to increase the price offered for any 7% Notes tendered for cash pursuant to the Tender Offer. The issuance and exchange of the Interval Senior Notes, together with the amended Tender Offer, are being made in connection with the Interval Spin-Off, and are intended to give rise to a succession event (with Interval as the sole successor to IAC) for credit derivatives purposes.

The following table illustrates the expected change, on a pro forma basis, in the amount of Total Obligations1 of IAC expected to be outstanding following the consummation of the Interval Spin-Off, the purchase of 7% Notes pursuant to the amended Tender Offer and the Exchange (collectively, the "Transactions") as compared to the amount of Total Obligations expected to be outstanding on the day preceding consummation of the Transactions. For purposes of the table, it is assumed that approximately $277.4 million principal amount of the 7% Notes will be exchanged for $300 million in principal amount of Interval Senior Notes and approximately $456.5 million principal amount of the 7% Notes will be tendered for cash into the amended Tender Offer (which amount includes 7% Notes tendered into the Tender Offer by Noteholders pursuant to the Notes Exchange Agreement).

(in $ millions)	IAC Total Obli-	Principal	Principal	IAC Total Obli-
	gations Before	Amount of IAC	Amount of IAC	gations Ex-
	the Transac-	Total Obliga-	Total Obliga-	pected to be
	tions²	tions Assumed	tions Assumed	Outstanding
		to be Exchanged	to be Tendered	Immediately
		for Interval	Pursuant to the	Following the
		Senior Notes	Amended Ten-	Transactions
der Offer

IAC 7% Senior	750.0	277.4	456.5	16.1
Notes due 2013

Other:	80.0	0.0	0.0	80.0

Total:	830.0	277.4	456.5	96.1

NOTES:

1 For purposes hereof, the term "Total Obligations" means the outstanding principal amount of IAC's total obligations (excluding any obligations to IAC's subsidiaries) of a type, in the form of, or represented by or documented by (A) a bond, note, certificated debt security or other debt security or (B) term loan agreement, revolving loan agreement or other similar credit agreement. For the avoidance of doubt, the phrase "Total Obligations" does not include any obligations of any subsidiaries of IAC that are not guaranteed by IAC.

² Amounts reflect principal amount expected to be outstanding as of the day preceding consummation of the Transactions, based on the principal amount outstanding as of August 11, 2008.

Item 9.01 – Financial Statements and Exhibits.

(d)

Exhibits to this Form 8-K

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of August 7, 2008, between
IAC/InterActiveCorp (formerly known as USA Interactive), a Delaware Cor-
poration, and The Bank of New York Mellon (as successor to JPMorgan
Chase Bank), as trustee

99.1	Press Release of IAC/InterActiveCorp dated August 12, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2008

IAC/INTERACTIVE CORP

/s/ Gregory R. Blatt
Name: Gregory R. Blatt
Title: Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of August 7, 2008, between
IAC/InterActiveCorp (formerly known as USA Interactive), a Delaware Cor-
poration, and The Bank of New York Mellon (as successor to JPMorgan
Chase Bank), as trustee

99.1	Press Release of IAC/InterActiveCorp dated August 12, 2008